UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

        Date of report (Date of earliest event reported): March 17, 2006

                            Applied DNA Sciences, Inc
               (Exact Name of Registrant as Specified in Charter)


            Nevada                      002-90539                59-2262718
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)


                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
               (Address of Principal Executive Offices) (Zip Code)

                                  631-444-6862
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d- 2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) Election of Directors. On March 17, 2006, the board of directors (the "Board") of Applied DNA Sciences, Inc. (the "Company") increased the size of the Board to six members and appointed the following new directors:

     James Hayward, Chief Executive Officer of the Company;

     Sanford R. Simon;

     Yacov Shamash.

     There are no arrangements or understandings between any of the new directors and any other persons pursuant to which each person was selected as a director. Board committee assignments have not yet been determined for the new directors.


Item 8.01  Other Events.

     In February 2005, the Company entered into an agreement with The Research Foundation of the State University of New York acting on behalf of Stony Brook University ("The Research Foundation") to support a project entitled "A Chimeric Method and System for DNA Encryption and Authentication." Pursuant to this agreement, the Research Foundation made a grant of $79,005.77 to the Company to support the project, which amount is payable over six months. Upon approval from The Research Foundation, the Company will receive an additional grant of $80,000, payable over one year. The general objective of this project is to further research of chimeric DNA methodology.

     See the disclosure under Item 5.02 above.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Applied DNA Sciences, Inc.
                                              (Registrant)



                                              By: /s/ James Hayward
                                                  -----------------
                                                  James Hayward
                                                  Chief Executive Officer



Date:  March 20, 2006